                                  Exhibit 23.2

                          Consent of Ernst & Young LLP
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                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form
S-8 No. 333-     , of Premiere Technologies, Inc. and in the related prospectus of our report dated April 6, 1998, with respect to the consolidated financial statements of Xpedite Systems, Inc. for the three years ended December 31, 1997 included in the current report (Form 8-K/A) of Premiere Technologies, Inc. dated April 23, 1998, filed with the Securities and Exchange Commission on April 28, 1998.



/s/ Ernst & Young LLP
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MetroPark, New Jersey
May 5, 1998